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                                                                    EXHIBIT 99.2



Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Financial Officer of TechTeam Global, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the 2002 Fiscal Year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Date: 3-12-03                                        /s/ David W. Morgan
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                                                     David W. Morgan

















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